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                                                                    Exhibit 23.5


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KPMG  Auditores Independentes
Mail address                             Office address

Caixa Postal 2467                        R. Dr. Renato Pues de Barros 33
01060-970 Sao Paulo SP                   04330-904 Sao Paolo SP
Brasil                                   Brasil

                    Central Tol 55 (11) 3067-3000
                    Fax National (11) 3079-3752
                    International 55 (11) 3079-2915



                         Independent Auditors' Consent

The Board of Directors
Bahia Sul Celulose S.A.:


We consent to the use of our report dated February 6, 2001, included herein in this Amendment No. 2 to the Registration Statement on Form F-3 of Companhia Vale do Rio Doce (Registration No. 333-82136), relating to the financial statements of Bahia Sul Celulose S.A. for the years ended December 31, 2000, 1999 and 1998.


/s/ KPMG Auditores Independentes
KPMG Auditores Independentes
Sao Paulo, Brazil
March 12, 2002